UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
April 25, 2014

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-11676	22-1463699
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

206 Van Vorst Street, Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[      ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                  [      ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[      ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                  [      ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On April 25, 2014, Bel Fuse Inc. (“Bel” or the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Power-One, Inc. (“Power-One”) and PWO Holdings B.V. (“PWO Holdings” and, together with Power-One, collectively, the “Sellers”), pursuant to which Bel will acquire the Power-One Power Solutions business of ABB Ltd.  The Power Solutions business of Power-One is a leading provider of high-efficiency and high-density power conversion products for server, storage and networking equipment, industrial applications and power systems.

The purchase price, which will be paid in cash, is $117 million, subject to a working capital adjustment and additional adjustments for the amount of cash and indebtedness at closing.

Pursuant to the Agreement, at the closing, Bel will purchase from the Sellers all of the outstanding equity interests of the following companies:

1.  Power-One Limited Liability Company, a limited liability company organized under the laws of Russia
2.  PAI Capital LLC, a limited liability company organized under the laws of Delaware
3.  Power-One Pte. Ltd., incorporated under the Companies Act and a private company limited by shares with a registered office situated in Singapore
4.  Power-One Co., Ltd., a wholly foreign-owned enterprise registered under the laws of the People’s Republic of China
5.  Power-One Limited, a company incorporated under the laws of Hong Kong
            6.  Power-One AG, a corporation (Aktiengesellschaft) organized in Switzerland

The acquisition, which is subject to regulatory clearance and other customary closing conditions, is expected to close in the second quarter of 2014.

The Agreement contains customary representations and warranties by Bel and the Sellers.  The parties have rights to indemnification for, among other things, breaches of representations and warranties, subject to certain limitations, and for non-performance of their respective covenants.

Each of Bel and the Sellers has the right to terminate the Agreement if the closing of the acquisition has not occurred on or before August 30, 2014.  The parties have additional customary termination rights.

Bel intends to finance the acquisition through bank borrowings and cash on hand.  Please refer to the disclosure set forth under Item 2.03 of this Current Report on Form 8-K.

On April 28, 2014, Bel issued a press release announcing the entry into the Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of the Power Solutions business, Bel intends to replace its existing revolving credit facility, which currently has an aggregate outstanding principal balance of approximately $4.0 million. The purchase price, as well as the refinancing of the existing revolving loan indebtedness, is expected to be financed with new debt and cash on Bel's balance sheet. Concurrently with the entry into the Agreement, Bel entered into a commitment letter, dated April 25, 2014, with KeyBank National Association that provides a commitment, subject to satisfaction of certain conditions, for senior credit facilities in an aggregate principal amount of $160,000,000, comprised of a revolving credit facility of $50,000,000 and a term loan facility of $110,000,000, to be secured by substantially all assets of Bel.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1– Press release of Bel Fuse Inc. dated April 28, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2014	BEL FUSE INC.
(Registrant)

By:	/s/ Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Bel Fuse Inc. dated April 28, 2014.